UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/02/2013

Mondelez International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16483

Virginia	52-2284372
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Three Parkway North
Deerfield, IL 60015
(Address of principal executive offices, including zip code)

(847) 943-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

As part of its 2010 Cadbury acquisition, the Company became the responsible party for tax matters under the Cadbury Schweppes Plc and Dr Pepper Snapple Group, Inc. ("DPSG") Tax Sharing and Indemnification Agreement dated May 1, 2008 ("Tax Indemnity") for certain 2007 and 2008 transactions relating to the demerger of Cadbury's Americas Beverage business. A U.S. federal tax audit of DPSG for the 2006-2008 tax years was concluded with the IRS in August 2013. As a result, the Company will report income during the third quarter of 2013 in the amount of $385 million ($375 million net of tax) due to the reversal of the accrued liability in excess of the amount which we will pay to DPSG under the Tax Indemnity.

The Company will exclude this income from our non-GAAP financial measures "Adjusted Operating Income" and "Adjusted EPS."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mondelez International, Inc.

Date: August 02, 2013	By:	/s/ David A. Brearton
David A. Brearton
Executive Vice President and Chief Financial Officer